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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF ENERGY PARTNERS, LTD.

                                            STATE OR JURISDICTION OF
    SUBSIDIARY                            INCORPORATION OR ORGANIZATION
EPL Pipeline, L.L.C.                                  Delaware
Nighthawk, L.L.C.                                     Louisiana
EPL of Louisiana, L.L.C.                              Louisiana
Delaware EPL of Texas, LLC                            Delaware
EPL Pioneer Houston, Inc.                             Texas